UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019

FFBW, INC.

(Exact Name of Registrant as Specified in Charter)

Federal	001-38239	82-3027075
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1360 South Moorland Road, Brookfield, Wisconsin		53005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:     (262) 542-4448

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFBW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 22, 2019, FFBW, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors.

	For	Withheld	Broker Non-Votes

Thomas J. McKeever	4,865,710	90,310	1,272,832

Jose A. Olivieri	4,900,534	55,486	1,272,832

Christine A. Specht	4,906,539	49,481	1,272,832

James A. Tarantino	4,884,805	71,215	1,272,832

2.          The ratification of the appointment of Wipfli LLP as independent registered public accounting firm of the Company for the year ending December 31, 2019.

For	Against	Abstain
6,168,852	50,616	9,384

Item 8.01	Other Events

On May 22, 2019, the Company utilized a slideshow at its 2019 Annual Meeting of Stockholders. This slideshow discusses the Company’s financial performance and business strategies and is available on the Company’s website, www.firstfederalwisconsin.com, under the links for “Investor Relations” and then “News and Events” and then “Presentations.”

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.

(b)	Pro Forma Financial Information.	Not Applicable.

(c)	Shell Company Transactions.	Not Applicable.

(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FFBW, INC.

DATE: May 24, 2019	By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer